EXHIBIT 99.1

November 18, 2002

Securities and Exchange Commission
Washington, DC  20549

Dear Sirs:

We have read Item 4 of Form 8-K of Intercallnet, Inc. (the "Company") (Commission File Number 0-30745) dated November 5, 2002, and we have the following comments on the information provided by the Company:

o We agree with the comments in the first, second, seventh and ninth paragraphs of Item 4 insofar as the comments relate to our firm. Specifically as to the seventh paragraph, we noted an incorrect financial statement reference, as follows: the financial statements included in the Company's Form 10-KSB for the fiscal year ended June 30, 2001 were for the year ended June 30, 2001 and for the period July 30, 1999 through June 30, 2000.

o With regard to the third, fourth and eighth paragraphs of Item 4, we are unable to comment as to the Company's summaries of the referenced correspondence and the previously filed Form 8-K, as we believe the actual wording in the correspondence and the previously filed Form 8-K speaks for itself and therefore should not be paraphrased. Specifically with regard to the correspondence dated October 10, 2002 from Mr. Paul Cifaldi, as mentioned in the fourth paragraph, we do not agree with some of the statements made in this letter regarding certain prior agreements.

o With regard to the fifth and sixth paragraphs of Item 4, we have no basis to comment on the beliefs or conclusions of the Company about the matters discussed in these paragraphs.

o With regard to the tenth paragraph of Item 4, we have no basis to comment on the Company's statements about the matters discussed.

Sincerely,

/s/ Ahearn, Jasco + Company, P.A.
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AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants